UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Neuronetics, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Information contained in this preliminary form of proxy statement is not complete and may be changed.
NEURONETICS, INC.
3222 Phoenixville Pike, Malvern, Pennsylvania 19355
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On [  ], 2025
Dear Stockholder:
You are cordially invited to attend the virtual annual meeting of stockholders (the “Annual Meeting”) of Neuronetics, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held solely via live webcast on [  ], 2025 at [  ] Eastern Time to conduct the following business:
1.	elect the nominees for director named in the proxy statement to serve until the next annual meeting and their successors are duly elected and qualified.
2.	ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its year ending December 31, 2025;
3.	approve, on a non-binding, advisory basis, the compensation of our named executive officers;
4.	approve amendments to our certificate of incorporation and bylaws to eliminate supermajority voting requirements; and
5.	any other business properly brought before the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record and beneficial owners of our common stock at 5:00 p.m. Eastern Time on March 24, 2025 are eligible to attend and vote at the Annual Meeting or any adjournment thereof. If you are a stockholder of record, you will need to visit virtualshareholdermeeting.com/STIM2025 and use the 16-digit control number received in your notice to log in to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank, or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the start time of the Annual Meeting.
By Order of the Board of Directors
[  ]
W. Andrew Macan
Executive Vice President, General Counsel, Chief Compliance
Officer, and Corporate Secretary
Malvern, Pennsylvania
[  ], 2025
If you are a stockholder of record or a beneficial owner of our common stock at 5:00 p.m. Eastern Time on March 24, 2025, you are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date, sign, and return the proxy card or voting instruction form mailed to you, or vote over the telephone or the internet as instructed in these materials or materials provided by your broker, bank, or other agent, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote directly if you attend the Annual Meeting.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [  ], 2025:
The notice of internet availability of proxy materials, notice of annual meeting of stockholders, proxy statement, proxy card, and 2024 annual report are available at
virtualshareholdermeeting.com/STIM2025

i

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Information contained in this preliminary form of proxy statement is not complete and may be changed.
NEURONETICS, INC.
3222 Phoenixville Pike, Malvern, Pennsylvania 19355

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
[  ], 2025

INTRODUCTION
The 2025 annual meeting of stockholders (the “Annual Meeting”) of Neuronetics, Inc. (“Neuronetics,” “we,” “us,” “our,” and the “Company”) will be held virtually on [  ], 2025 at [  ] Eastern Time. To attend and participate in the Annual Meeting, stockholders of record will need to visit virtualshareholdermeeting.com/STIM2025 and use their 16-digit control number received in their notice (their “Control Number”) to log in to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank, or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the start time of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
What is the purpose of this proxy statement?
The Board of Directors of the Company (the “Board of Directors” or the “Board”) is soliciting a proxy from each holder of our common stock to vote on the items to be considered at the Annual Meeting, scheduled to take place on [  ], 2025, or at any adjournment or postponement of the Annual Meeting.
We are first mailing or making available to stockholders this proxy statement and related materials on or about [  ], 2025.
Why did I receive a Notice of Internet Availability of Proxy Materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we will send you a notice of internet availability of proxy materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournment or postponement of the Annual Meeting. All stockholders of record at 5:00 p.m. Eastern Time on March 24, 2025 (the “Record Date”) will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We will mail the Notice on or about [  ], 2025 to all stockholders of record entitled to vote at the Annual Meeting.
Why did members of my household only receive one copy of the Notice even though multiple stockholders live here?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering one copy of the Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Many brokers with account holders who are Neuronetics stockholders will be householding the Company’s proxy materials. One copy of the Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that your broker will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice, please notify your broker or Broadridge Financial Solutions, Inc. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request householding of their communications should contact their brokers or Broadridge Financial Solutions, Inc. Any householded stockholder may request prompt delivery of a copy of the annual report or proxy statement by contacting Broadridge Financial Solutions, Inc. at 1-866-540-7095 or by writing to it at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
How do I attend the Annual Meeting?
The Annual Meeting will be held virtually on [  ], 2025 at [  ] Eastern Time. To attend and participate in the Annual Meeting, stockholders of record at 5:00 p.m. Eastern Time on the Record Date will need to visit virtualshareholdermeeting.com/STIM2025 and use their Control Number to log in to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank, or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the start time of the Annual Meeting. Information on how to vote directly at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at 5:00 p.m. Eastern Time on the Record Date will be entitled to vote at the Annual Meeting. At 5:00 p.m. Eastern Time on the Record Date, there were 65,814,512 shares of common stock outstanding and entitled to vote. A list of registered stockholders entitled to vote at the Annual Meeting will be available at Neuronetics’ principal place of business, 3222 Phoenixville Pike, Malvern, PA 19355 during the ten days prior to the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with Neuronetics’ transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting, or you may vote by proxy. Regardless of whether you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card mailed to you or vote by proxy over the telephone or on the internet as instructed in this proxy statement to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent
If, on the Record Date, your shares were held not in your name, but rather, in an account at a broker, bank, or other agent, then you are the beneficial owner of shares held in street name and the Notice is being forwarded to you by that broker, bank, or other agent. The broker, bank, or other agent holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you would like the ability to vote during the Annual Meeting, please follow the instructions from your broker, bank, or other agent.
What am I voting on?
There are four matters scheduled for a vote:
•	election of directors named in this proxy statement (“Proposal 1”);
•	ratification of the selection of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025 (“Proposal 2”);
•
approval, on a non-binding, advisory basis, of the compensation of the individual who served as our principal executive officer during 2024 and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2024 (our “Named Executive Officers” or “NEOs”) (“Proposal 3”); and

•	approval of amendments to our certificate of incorporation and bylaws to eliminate supermajority voting requirements (“Proposal 4”).
What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee that you specify. For Proposal 2, Proposal 3 and Proposal 4, you may vote “For” or “Against,” or you may abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote during the Annual Meeting, by proxy over the telephone, by proxy through the internet, or by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend and vote during the Annual Meeting even if you have already voted by proxy.
•
To vote during to the Annual Meeting, go to virtualshareholdermeeting.com/STIM2025 to complete an electronic proxy card. You will be asked to provide your Control Number. Any previous votes or proxies that you submitted will be superseded by the vote that you cast at the Annual Meeting.

•
To vote using the proxy card, simply complete, sign, and date the proxy card that may be delivered, and return it promptly in the envelope provided with the proxy card. If we receive your signed proxy card by 11:59 p.m., Eastern Time on [  ], 2025, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone, and follow the recorded instructions. You will be asked to provide your Control Number. Your telephone vote must be received by 11:59 p.m., Eastern Time on [  ], 2025 to be counted.

•
To vote through the internet, go to proxyvote.com to complete an electronic proxy card. You will be asked to provide your Control Number. Your internet vote must be received by 11:59 p.m., Eastern Time on [  ], 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from Neuronetics. Simply follow the voting instructions in that notice to ensure that your vote is counted. To vote during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your computing device and internet access, such as the cost of such device and the software thereon and usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of 5:00 p.m. Eastern Time on the Record Date.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet by the relevant deadline, or during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal 1, Proposal 2, and Proposal 3, and “Abstain” for Proposal 4. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker, bank, or other agent with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares in its discretion with respect to Proposal 2. Your broker, bank, or other agent cannot vote on Proposal 1, Proposal 3, or Proposal 4 without your instruction. To ensure that your shares are voted in the way that you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials that you receive from your broker, bank, or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one copy of the Notice?
If you receive more than one copy of the Notice, then your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on all of the Notices to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another timely and properly completed proxy card with a later date.
•	You may grant a subsequent timely proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, Attention: Corporate Secretary.
•
You may attend and vote during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. If you plan to revoke your proxy by voting your shares at the Annual Meeting, see the instructions set forth in the section entitled “How do I vote?”

Your most current proxy card or telephone or internet proxy received by the Company prior to the applicable deadline is the one that is counted. Voting at the Annual Meeting will supersede any prior votes that you cast.
Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent
If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank, or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be in proper form pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and received in writing by [  ] (assuming an [  ], 2025 mailing date of these proxy materials) at Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, Attention: Corporate Secretary. If you wish to submit a proposal (including a director nomination) at our 2026 annual meeting of stockholders that is not to be included in next year’s proxy materials, you must provide the information specified in our bylaws in writing to the address above no earlier than the close of business on [  ], 2026, nor later than the close of business on [  ], 2026; provided, however, that if our 2026 annual meeting of stockholders is held before [  ], 2026 or after [  ], 2026, then, in order for such information to be timely, such information must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count: for Proposal 1, votes “For” and “Withhold” and broker non-votes; for Proposal 2, votes “For” and “Against,” abstentions, and, if applicable, broker non-votes; for Proposal 3, votes “For” and “Against,” abstentions, and broker non-votes; and for Proposal 4, votes “For” and “Against,” abstentions, and broker non-votes.
What are broker non-votes?
When a beneficial owner of shares held in street name does not give instructions to his or her broker, bank, or other agent holding the shares as to how to vote on a non-routine matter, the broker, bank, or other agent cannot vote the shares. These unvoted shares are counted as broker non-votes. Proposal 2 is considered routine and, therefore, we do not expect broker non-votes in connection with that proposal.
As a reminder, if you are a beneficial owner of shares held in street name, to ensure that your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent holding the shares by the deadline provided in the materials that you receive from your broker, bank, or other agent.

How many votes are needed to approve each proposal?
On each proposal and director to be voted upon, stockholders have one vote for each share of our common stock owned as of the Record Date. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Withheld Votes and Abstentions	Effect of Broker Non-Votes
1
Election to the Board of Directors of the following nominees presented by the Board: Avinash N. Amin, M.D., Robert A. Cascella, Sheryl L. Conley, Sasha S. Cucuz, Glenn P. Muir, Megan R. Rosengarten, and Keith J. Sullivan.

Nominees receiving the most “For” votes will be elected as directors.

Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.
			Withheld votes have no effect.	None.

2	Ratification of the selection of KPMG as our independent registered public accounting firm for the year ending December 31, 2025.	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions have the effect of votes against this proposal.	Not applicable. We do not expect any broker non-votes on this proposal.

3	Approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers.	“For” votes, on a non-binding, advisory basis, from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions have no effect.	None.

4	Approval of amendments to our certificate of incorporation and bylaws to eliminate supermajority voting requirements.
“For” votes from the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
			Abstentions have no effect.	None.

How does the Board recommend that I vote?
The Board recommends that you vote:
•	“For” each director nominee in Proposal 1;
•	“For” Proposal 2; and
•	“For” Proposal 3.
The Board makes no recommendation with respect to stockholder voting on Proposal 4.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our then-outstanding shares of common stock entitled to vote are present at the Annual Meeting or represented by proxy. At 5:00 p.m. Eastern Time on the Record Date, there were 65,814,512 shares issued and outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote at the Annual Meeting. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, then we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1 -
ELECTION OF DIRECTORS
The Board currently consists of seven directors: Avinash N. Amin, M.D., Robert A. Cascella, Sheryl L. Conley, Sasha S. Cucuz, Glenn P. Muir, Megan R. Rosengarten, and Keith J. Sullivan. Each of our current directors have been nominated to serve as a director this year. Each director to be elected and qualified will hold office until our next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation, or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Neuronetics. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
NOMINEES
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills of each nominee that led the Company’s Nominating and Corporate Governance Committee to recommend that person as a nominee for director. As previously disclosed, pursuant to the Arrangement Agreement by and between the Company and Greenbrook TMS Inc. (“Greenbrook”), the Board includes two directors appointed by Madryn Asset Management, LP (“Madryn”). On December 10, 2024, Dr. Amin and Mr. Cucuz were appointed to the Board pursuant to Madryn’s right of appointment.
Avinash N. Amin, M.D., age 55, has served as the Managing Partner of Madryn Asset Management, LP, a leading alternative asset management firm that invests in innovative healthcare companies, since 2017. Dr. Amin currently serves as a director of Calibrate Health, a telemedicine company specializing in sustainable weight loss through metabolic health improvement; Willow Innovations, a company dedicated to empowering mothers with innovative solutions that provide freedom and flexibility during their breastfeeding journey; and BioQ Pharma, a specialty pharmaceutical company focused on developing and commercializing ready-to-use infusible pharmaceuticals. Prior to forming Madryn Asset Management, LP, Dr. Amin was a Partner at Visium Fund Management, LP, an investment management firm, where he was the head of the fund’s New York office and was responsible for structured debt, growth equity, and royalty investments in the healthcare industry, from 2014 through 2017. From 2009 through 2014, Dr. Amin was a Managing Director at Siguler Guff & Company, LP, a multi-strategy private equity firm. At Siguler Guff & Company, LP, Dr. Amin headed the firm’s healthcare investment strategy and was responsible for sourcing and leading healthcare investments including royalty monetizations, specialty financings, and buyout/growth equity transactions in both developed and emerging economies. Prior to Siguler Guff & Company, LP, Dr. Amin headed the private equity advisory business of Summit Strategies Group. Prior to joining the financial services industry, Dr. Amin served as the Vice President, Chief Clinical Officer at Novactyl, Inc., from 2000 to 2005. Dr. Amin earned an M.D. from Washington University in St. Louis, Missouri, where he completed his residency and practiced as a physician, and an M.H.A. and a B.A. in classics from Washington University in St. Louis. Dr. Amin is board certified in Internal Medicine. The Company believes that Dr. Amin’s medical background and extensive experience in the financial services industry qualify him to serve as a director on the Board.
Robert A. Cascella, age 70, has served as a member of the Board since April 2021. Over more than 30 years, Mr. Cascella has supported value creation in the healthcare industry, with a strong focus on innovation and integrated solutions. Mr. Cascella retired from Philips on December 31, 2021, after working for the company since 2015. The last position he held before retiring was Executive Vice President and Strategic Business Development Leader, and he was also a member of the company’s Executive Committee. Prior to that role, Mr. Cascella was the CEO for the Precision Diagnosis Segment, responsible for the integration of smart systems, software, informatics and services dedicated to delivering on the promise of precision medicine. Prior to that role, Mr. Cascella was the CEO of the Diagnosis and Treatment Segment, where he was responsible for the development and growth of modality-based diagnostics and interventional treatment and therapy. Before joining Philips, Mr. Cascella spent 11 years at Hologic, a global leader in women’s health, as its president, and later, its CEO. Under his leadership, Hologic broadly diversified its product portfolio and substantially grew revenues through a combination of innovative product development and acquisition, as well as the building of strong customer relationships. Mr. Cascella serves as a board director for Celestica (NYSE: CLS), Mirion Technologies (NYSE: MIR) and Koru Medical Systems (Nasdaq: KRMD). He is also a NACD certified director. Mr. Cascella holds a Bachelor of Arts in accounting from Fairfield University. The Company believes that Mr. Cascella’s financial and managerial experience as CEO of a publicly traded medical technology company, as well as his experience serving on the board of directors of other companies qualifies him to serve as a director on the Board.
Sheryl L. Conley, age 64, has served as a member of the Board since October 2019. Ms. Conley is a 35-year veteran of the orthopedic medical device industry with expertise and executive leadership experience in running full P&L business segments, global brand management, marketing, sales, product development, and operations. Ms. Conley currently serves as an independent Board Director for Anika Therapeutics, Inc. and is a member of the Audit Committee and Chair of the Compensation Committees (May 2021-present). She previously served as an independent Board Director and Board Chair for Surgalign, Inc. and as a member of the Audit Committee (May 2021–October 2023). In addition to her public Board Director positions, Ms. Conley served as an independent Board Director for Keystone Dental, Inc., a privately held company, and was a member of the Audit Committee (February 2022–December 2023). Previously, Ms. Conley was President and Board Member of AcceLINX, Inc., a musculoskeletal health business accelerator from (March 2017 - December 2022). From September 2012 to May 2017, Ms. Conley was President & CEO of OrthoWorx, Inc. Prior to her role as the President and CEO of OrthoWorx, Ms. Conley spent 25 years with Zimmer, Inc. in a number of escalating executive leadership roles across a variety of product segments and geographies, during which she provided key leadership in the development and commercial release of over 50 industry leading brands, including as Group President, Americas and Global Brand Management, and Chief Marketing Officer from December 2005 until May 2008. Ms. Conley holds a Bachelor of Science (Biology and Chemistry) and an M.B.A. from Ball State University. She is also an NACD Certified Director. The Company believes that Ms. Conley’s business expertise in the medical device industry, executive leadership and experience in operations and international markets, along with her expertise in board governance, qualify her to serve as a director on the Board.
Sasha S. Cucuz, age 47, is the CEO of Greybrook Securities Inc. (“Greybrook”), where he is responsible for leading the firm’s capital markets and real estate investment strategies. Under his leadership and on behalf of its limited partners in over 30 countries, Greybrook’s portfolio has grown to include over 110 multi-family and residential development projects and over $40 billion worth of estimated completion value. Mr. Cucuz co-chairs Greybrook’s Investment and Project Advisory Committees, which are responsible for approving new acquisitions and actively managing all existing project partnerships. As the former President of Greybrook Health, Mr. Cucuz also played a key role in several portfolio acquisitions including MacuHealth, Bruder Healthcare and TearLab, as well as the launch of Greenbrook TMS Inc., a leading provider of transcranial magnetic stimulation therapy, a non-invasive therapy for the treatment of major depressive disorder cleared by the United States Food and Drug Administration, which was acquired by the Company in December 2024. Mr. Cucuz currently serves as director of Blu Genes Foundation, a company in the drug safety industry, and NeuPath Health Inc., a company that provides chronic pain management. In 2020, he led the launch of Delos Canada, as well as Greybrook’s investment in Delos Living, LLC a global leader in the health and building sciences. The Company believes that Mr. Cucuz’s executive leadership and experience in the financial services industry qualify him to serve as a director on the Board.
Glenn P. Muir, age 66, has served as a member of the Board since July 2017. From 1992 until 2014 when he retired, Mr. Muir was the Chief Financial Officer at Hologic, Inc., a publicly traded manufacturer and supplier of medical products. He served as Hologic’s Executive Vice President of Finance & Administration from 2000 to 2014, as Vice President of Finance & Administration from 1992 to 2000, and as Controller from 1988 to 1992. Mr. Muir served as a Director of Hologic from 2001 to 2013. Mr. Muir served as Chief Financial Officer and Vice President of Finance & Administration at Metallon Engineered Materials Corp. from 1986 to 1988. He served as a Senior Auditor with Arthur Andersen & Co. from 1981 to 1984. Mr. Muir has been a Director of Repligen Corporation, a publicly traded life science company, since 2015, and of G1 Therapeutics, Inc., a biotechnology company, from 2015 until 2024 when it was acquired. He served as an Independent Director at ReWalk Robotics Ltd. and RainDance Technologies, Inc., both from 2014 to 2017. Mr. Muir earned his bachelor’s degree in accounting from the University of Massachusetts in Amherst, his M.B.A. from the Harvard Business School, and his M. Sc. in taxation from Bentley College Graduate School of Business. He is a certified public accountant (inactive since 2022). The Company believes that Mr. Muir’s leadership and management experience with medical product companies and financial expertise qualifies him to serve as a director on the Board.

Megan R. Rosengarten, age 48, has served as a member of the Board since August 2021. Ms. Rosengarten is a proven leader known for identifying and championing disruptive technologies in the healthcare space, as well as for commercializing new insights and opportunities. She served as President of the Surgical Robotics business of Medtronic, an over $20 billion medical device company, from 2018 to 2022. There she built and launched a new robotics Global Operating Unit and acquired and successfully integrated a UK-based surgical artificial intelligence start-up, Digital Surgery. From 2014 to 2018, Ms. Rosengarten was VP, Global Marketing, for Hologic, Inc.’s $1 billion Breast and Skeletal Health Division where she served a key role in the company’s turnaround by defining global strategies and executing on opportunities to accelerate growth through innovation. Prior to joining Hologic, Inc., Ms. Rosengarten worked at Covidien from 2008 to 2014 where she helped to found the Robotics incubator to which she later returned to lead and commercialize. Prior to joining Covidien, she led marketing efforts for contact lens and consumer healthcare brands at Johnson & Johnson. She served on the board of BioCT, an organization dedicated to advancing the bioscience industry in Connecticut and as a director of Digital Surgery post-acquisition by Medtronic. Ms. Rosengarten also serves on the Board of Directors of KoKo Medical (formerly Early Bird Medical, Inc.), a medical device startup committed to saving the lives of mothers by developing innovative products that allow for rapid postpartum hemorrhage intervention. In addition, she is a member of the Board of Directors of BioCoat Incorporated, which specializes in hydrophilic coatings and related equipment and services for medical devices. From 2024 to 2025, she served on the Board of Directors of Blue Ocean Robotics, a Denmark-based medical service robotics company. Ms. Rosengarten earned her MBA from Kenan-Flagler Business School at the University of North Carolina, with concentrations in marketing and international business, and her B.S. in Biological Anthropology and Anatomy from Duke University. The Company believes that Ms. Rosengarten’s management experience with medical product companies and expertise commercializing and marketing medical devices qualifies her to serve as a director on the Board.
Keith J. Sullivan, age 66, has served as our President and Chief Executive Officer and as a member of the Board since July 2020. Previously, he was Chief Commercial Officer and President (North America) of ZELTIQ Aesthetics, Inc. (“ZELTIQ”), a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform under the Coolsculpting® brand, from January 2016 until the acquisition of ZELTIQ by Allergan, Inc. in April 2017. Mr. Sullivan previously served as Senior Vice President and Chief Commercial Officer of ZELTIQ from November 2014 until January 2016 and as Senior Vice President of Worldwide Sales and Marketing from July 2013 through October 2014. Mr. Sullivan, who has more than 30 years of senior sales leadership experience in the medical device industry, has previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic, Vision Quest Laser Center and Coherent Medical. Mr. Sullivan received a Bachelor of Business Administration from the College of William and Mary, where he also served as Clinical Professor from August 2017 until July 2020. Mr. Sullivan previously served on the Board of Directors of Sientra, Inc. Mr. Sullivan currently serves on the Boards of Directors of Cutera, Inc. and Venus Concept. The Company believes that Mr. Sullivan’s leadership role at the Company, responsibility for developing our strategic direction and management experience with medical product companies qualifies him to serve as a director on the Board.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our Common Stock, to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on the representations of the reporting persons, we believe that the reporting persons complied with all applicable filing requirements during the fiscal year ended December 31, 2024 except that, due to an administrative oversight, each of the Company’s then-current non-employee directors – Messrs. Cascella and Muir and Mms. Conley and Rosengarten – did not timely file one Form 4 to report one restricted stock unit (“RSU”) transaction.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE IN PROPOSAL 1.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
Applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent, and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, that neither the director nor any of his or her family members have engaged in various types of business dealings with us, and that the director is not associated with the holders of more than 5% of our common stock. In addition, under applicable Nasdaq rules, a director will only qualify as an independent director if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board has determined that all of our directors other than Mr. Sullivan are independent directors, as defined under applicable Nasdaq rules. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director.
There are no family relationships among any of our directors or executive officers.
BOARD LEADERSHIP STRUCTURE
The Board has an independent Chair, Robert A. Cascella, who has authority, among other things, to preside over Board meetings and stockholder meetings, and such powers and duties as may from time to time be assigned by the Board. The Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. We currently believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather, administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps that our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee and Nominating and Corporate Governance Committee also monitor compliance with legal and regulatory requirements.
The Board oversees our risk management process, including as it pertains to cybersecurity risks, directly and through its committees. The Audit Committee meetings include discussions of emerging industry-wide trends in cybersecurity risks along with specific risk areas for which we have greater risks throughout the year, including those relating to cybersecurity threats. These reports come from our Chief Information and Operations Officer to include our enterprise risk profile on a quarterly basis. The Audit Committee reviews our cybersecurity risk profile with management on a periodic basis using key performance and risk indicators. These indicators are industry-standard metrics and measurements designed to assess the effectiveness of our cybersecurity program in the prevention, detection, mitigation, and remediation of cybersecurity incidents.
MEETINGS OF THE BOARD AND STOCKHOLDERS
The Board met sixteen times in 2024. The Audit Committee met four times in 2024. The Compensation Committee met six times in 2024. The Nominating and Corporate Governance Committee met four times in

2024. Each Board member attended at least 75% of the meetings of the Board and the committees on which he or she served in 2024. The Neuronetics independent directors met in regularly scheduled executive sessions during fiscal year 2024, at which only independent directors were present in compliance with applicable Nasdaq listing standards. Mr. Cascella, the Chair of the Board during 2024, presided over the executive sessions. The Company does not have a formal policy with regard to director attendance at annual meetings of stockholders, but the Company encourages directors to attend annual meetings of stockholders. Two of the then-current directors attended our 2024 annual meeting of stockholders, which was held on May 30, 2024. The Company expects all members of the Board to attend the Annual Meeting.
BOARD REPRESENTATION
While the Board believes that its current size and skill set are appropriate, the Board also recognizes the benefit of attracting individuals to the Board with a variety of life experiences, expertise, and backgrounds.
The following matrix presents information regarding the Board’s background statistics as of the Record Date:

Board Background Matrix (as of the Record Date)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of its committees meets the applicable Nasdaq rules and regulations regarding independence and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Neuronetics. The following table provides committee membership for the Audit, Compensation and Nominating and Corporate Governance committees.

Name	Audit	Compensation	Nominating and Corporate Governance
Avinash N. Amin, M.D.
Robert A. Cascella	X	X	X
Sheryl L. Conley	X	Chair	X
Sasha S. Cucuz
Glenn P. Muir	Chair	X	X
Megan R. Rosengarten	X	X	Chair
Keith J. Sullivan

Audit Committee
As of December 31, 2024, Messrs. Cascella and Muir and Mms. Conley and Rosengarten served as the members of the Audit Committee, with Mr. Muir serving as chair of the Audit Committee. The Board has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Exchange Act, and applicable Nasdaq listing standards. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their prior and current employment.
The Board has determined that Messrs. Cascella and Muir qualify as audit committee financial experts within the meaning of SEC regulations and meet the financial sophistication requirements of Nasdaq. In making this determination, the Board has considered their formal education and previous and current experience in financial and accounting roles. Our independent registered public accounting firm regularly meets with the Audit Committee in executive session.
The functions of the Audit Committee include, among other things:
•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, or auditing matters and other matters;
•	preparing the audit committee report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•	reviewing on a periodic basis our investment policy; and
•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.
The Audit Committee charter is available on the Company’s website at ir.neuronetics.com. The Company believes that the composition and functioning of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent that they become applicable.
Compensation Committee
As of December 31, 2024, Messrs. Cascella and Muir and Mms. Conley and Rosengarten served as the members of the Compensation Committee, with Ms. Conley serving as chair of the Compensation Committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has determined that each of these individuals is independent as defined under applicable Nasdaq listing standards, including the standards specific to members of a compensation committee. The functions of the Compensation Committee include, among other things:
•	reviewing, modifying, and approving (or, if it deems appropriate, making recommendations to the Board regarding) our overall executive compensation strategy and policies;
•
reviewing and making recommendations to the Board regarding performance goals and objectives relevant to the compensation of our President and Chief Executive Officer and assessment of his or her performance against these goals and objectives;

•	reviewing and making recommendations to the Board regarding the compensation and other terms of employment of our President and Chief Executive Officer;
•
approving (or, if it deems appropriate, making recommendations to the Board regarding) the compensation and other terms of employment of our executive officers other than our President and Chief Executive Officer;

•
setting (or, if it deems appropriate, making recommendations to the Board regarding) performance goals and objectives relevant to the compensation of our executive officers other than our President and Chief Executive Officer and assessing their performance against these goals and objectives;

•
reviewing and approving (or, if it deems it appropriate, making recommendations to the Board regarding) the equity incentive plans, compensation plans, and similar programs advisable for us, as well as modifying, amending, or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;
•
establishing policies with respect to votes by our stockholders to approve executive and director compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of non-binding, advisory votes on executive and director compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel, and other advisors as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive and director compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing and approving (other than with respect to our President and Chief Executive Officer) or making recommendations to the Board regarding the terms of any employment agreements, severance arrangements, change in control protections, and any other compensatory arrangements for our executive officers;

•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent that such caption is included in any such report or proxy statement;

•	reviewing and approving the compensation committee report to be filed in our annual proxy statement, to the extent such report is required by the SEC; and
•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.
The Compensation Committee has engaged Alpine Rewards, LLC (“Alpine”), a compensation consulting firm, on an annual basis since 2020 to assess and make recommendations with respect to the amounts and types of compensation to provide our executives and non-employee directors. Alpine did not provide any other services to us during 2024 other than those for which it had been retained by the Compensation Committee.
As part of the executive compensation process, the Compensation Committee reviewed compensation assessments prepared by Alpine comparing our executive compensation to that of a group of peer companies and met with Alpine to discuss compensation of our executive officers, including our President and Chief Executive Officer, and to receive Alpine’s input and advice. Our President and Chief Executive Officer also provided recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to each executive officer, other than himself. In making final executive compensation decisions for our executive officers other than our President and Chief Executive Officer and a recommendation to the Board regarding the compensation to be paid to our President and Chief Executive Officer, the Compensation Committee considered the recommendations of Alpine and our President and Chief Executive Officer (other than with respect to himself), as well as other factors, such as the Company’s revenue growth, utilization and sales of the Company’s recurring treatment sessions, expense management, the form and amount of compensation to be paid, the achievement by the Company of performance objectives, the Company’s cash position, the general performance of the Company and the individual officers, and other relevant factors.
Final deliberations and decisions regarding executive compensation were made by the Compensation Committee and, in the case of compensation to be paid to our President and Chief Executive Officer, without the presence of any executive officer of the Company. In making final decisions regarding the compensation to be paid to our President and Chief Executive Officer, the Board considered the same factors and gave considerable weight to the recommendations of the Compensation Committee and Alpine. As part of the director compensation process, the Board considered the recommendations of Alpine and the Compensation Committee, as well as fees and other compensation paid to directors of a group of peer companies, the number of Board and committee meetings that our directors are expected to attend, and other factors that may be relevant.
The Compensation Committee charter is available on the Company’s website at ir.neuronetics.com. We believe that the composition and functioning of the Compensation Committee complies with all SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent that they become applicable.

Nominating and Corporate Governance Committee
As of December 31, 2024, Messrs. Cascella and Muir and Mms. Conley and Rosengarten served as the members of the Nominating and Corporate Governance Committee, with Ms. Rosengarten serving as chair of the Nominating and Corporate Governance Committee. The Board has determined that each of these individuals is independent as defined under applicable Nasdaq listing standards and SEC rules and regulations. The functions of the Nominating and Corporate Governance Committee include, among other things:
•	identifying, reviewing, and evaluating candidates to serve on the Board;
•	determining the minimum qualifications for service on the Board;
•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on the Board is appropriate;
•	evaluating, nominating, and recommending individuals for membership on the Board;
•	evaluating nominations by stockholders of candidates for election to the Board;
•	considering and assessing the independence of members of the Board;
•	developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles;
•	reviewing and making recommendations to the Board with respect to management succession planning;
•	considering questions of possible conflicts of interest of directors as such questions arise;
•
reviewing the adequacy and effectiveness of the Company’s compliance practices generally and the Company’s policies and procedures for ensuring compliance with legal, regulatory, and quality systems requirements and ethical programs and policies as established by management and the Board; and

•	reviewing and evaluating on an annual basis the Nominating and Corporate Governance Committee charter and the performance of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee also has the power and authority to consider recommendations for Board nominees and proposals submitted by the Company’s stockholders and to establish any policies, requirements, criteria, and procedures in furtherance of the foregoing, including policies and procedures to facilitate stockholder communications with the Board, to recommend to the Board appropriate action on any such proposal or recommendation, and to make any disclosures required by applicable law in the course of exercising its authority.
The Nominating and Corporate Governance Committee charter is available on the Company’s website at ir.neuronetics.com. We believe that the composition and functioning of the Nominating and Corporate Governance Committee complies with all SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent that they become applicable to us.
NOMINATION OF DIRECTORS BY STOCKHOLDERS
The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should send the recommendation to Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, Attention: Corporate Secretary, and we will forward it to the Nominating and Corporate Governance Committee. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, as amended, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our bylaws. See the section entitled “Questions and Answers About These Proxy Materials and Voting—When are stockholder proposals and director nominations due for next year’s annual meeting?” for more information regarding these procedures. The Nominating and Corporate Governance Committee will consider and evaluate persons recommended by the stockholders in the same manner as it considers and evaluates other potential directors, including incumbent directors.

DIRECTOR QUALIFICATIONS
The Board believes that its membership should consist of individuals with sufficiently diverse and independent backgrounds and with the appropriate expertise required to serve as a director of the Company. The Nominating and Corporate Governance Committee is responsible for ensuring that the Board meets this objective and is responsible for reviewing the qualifications of potential director candidates and recommending the director candidates to be nominated for election to the Board. In evaluating director candidates and nominees, the Nominating and Corporate Governance Committee considers the following criteria: professional experience; education; skill; diversity; differences of viewpoint; other individual qualities and attributes that will positively contribute to the Board, including integrity and high ethical standards; industry experience; subject matter expertise; the ability to express opinions, ask difficult questions, and make informed, independent judgments; and the ability to devote sufficient time to prepare for and attend Board meetings. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any prospective nominee.
CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers, and directors. The Code of Conduct is available on our website at ir.neuronetics.com/corporate-governance/highlights. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. In addition, we intend to post on our website all disclosures that are required by law or applicable Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.
NO HEDGING
The Company’s compliance and ethics manual prohibits any employee or director of the Company from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, or other inherently speculative transactions with respect to the Company’s stock at any time.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board expects that the views of our stockholders will be heard by the Board and its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. The foregoing communication procedure does not apply to: (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals; or (ii) service of process or any other notice in a legal proceeding.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Robert A. Cascella
Sheryl L. Conley
Glenn P. Muir (Chair)
Megan R. Rosengarten
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2 -
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG as our independent registered public accounting firm for the year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
KPMG currently serves as our independent registered public accounting firm[ and audited our financial statements for the year ended December 31, 2024]. KPMG has served as our auditors since 2003. KPMG does not have and has not had any financial interest, direct or indirect, in the Company, and does not have and has not had any connection with the Company except in its professional capacity as our independent auditors.
The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent registered public accounting firm is in the best interests of the Company and our stockholders. As a matter of good corporate governance, we are asking stockholders to ratify such selection. If this selection is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its selection of KPMG. Even if the selection is ratified, the Audit Committee in its sole discretion may direct the selection of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
Audit and non-audit services to be provided by KPMG are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
The Audit Committee is directly responsible for appointing, compensating, and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements. The Audit Committee is also responsible for approving the audit fee of our independent registered public accounting firm.
“For” votes from holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required to ratify the selection of KPMG. Abstentions and broker non-votes will count towards a quorum but will have no effect on the outcome of Proposal 2.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the years ended December 31, 2024 and 2023, by KPMG, our principal accountant:

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$975,500	$735,958
Audit-Related Fees	$—	$—
Tax Fees(2)	$108,000	$294,500
All Other Fees	$—	$—
Total Fees	$1,093,750	$1,030,458

(1)
For the years ended December 31, 2024 and 2023, the aggregate audit fees billed for professional services rendered for audits and quarterly reviews of our financial statements, procedures required for filings with the SEC, and related comfort letter procedures. Audit fees also include out-of-pocket expenses associated with the annual audit and related quarterly reviews.

(2)	Tax fees consist of fees for tax consultation and compliance services.
All fees described above were pre-approved by the Audit Committee.

Pre-Approval Procedures
The Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.
The Audit Committee has determined that the rendering of services other than audit services by KPMG is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information relating to the beneficial ownership of our common stock as of the Record Date by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors, each nominee for director, and each of our Named Executive Officers; and
•	all of our directors and Named Executive Officers as a group.
Beneficial ownership is based upon 65,814,512 shares of common stock issued and outstanding as of 5:00 p.m. Eastern Time on the Record Date and determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Shares of common stock issuable upon vesting of outstanding equity awards that are exercisable or subject to vesting within 60 days after the Record Date are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the awards but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Unless otherwise noted below, the address of each director and executive officer is c/o Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355.

	Number and Percentage of Common Stock Beneficially Owned
Name of beneficial owner	Number	Percent
5% or greater stockholders:(1)
Madryn Asset Management, LP and related investment entities(2)	24,237,061	36.8%
Directors and executive officers:
Keith J. Sullivan(3)	1,837,959	2.8%
Stephen Furlong(4)	460,387	*%
W. Andrew Macan(5)	269,293	*%
Sasha S. Cucuz(6)	1,994,514	3%
Robert A. Cascella(7)	541,986	*%
Sheryl L. Conley(8)	154,656	*%
Avinash N. Amin, M.D.(9)	12,500	*%
Glenn P. Muir(10)	334,700	*%
Megan R. Rosengarten(11)	110,890	*%
All executive officers and directors as a group	5,716,885	8.7%

*	Indicates beneficial ownership of less than 1% of the shares of common stock outstanding.
(1)	Based on number of shares reported by the 5% or greater stockholders on Schedule 13D, 13G or Form 4 filed with the SEC as of 5:00 p.m. Eastern Time on the Record Date.
(2)
Consists of (i) 1,335,157 shares of common stock held by Madryn Health Partners II, LP (“MHP II”), (ii) 20,259,096 shares of common stock held by Madryn Health Partners II (Cayman Master), LP, (“MHP II Cayman”), and (iii) 2,642,808 shares of common stock held by Madryn Select Opportunities, LP (“MSO”). Each of MHP II, MHP II Cayman, and MSO have sole voting and investment power with respect to such respective shares of common stock. Madryn Health Advisors II, LP (“MHA II”), as the general partner of MHP II and MHP II Cayman, and Madryn Select Advisors, LP (“MSA”), as the general partner of MSO, may also be deemed to have sole voting and investment power with respect to such shares of common stock. Madryn Asset Management, LP (“MAM”), the investment advisor of MHP II, MHP II Cayman, and MSO, may also be deemed to have sole voting and investment power with respect to such shares of common stock. The principal address of MHP II, MHP II Cayman, MSO, MHA II, MSA, and MAM is c/o Madryn Asset Management, LP, 330 Madison Avenue – Floor 33, New York, NY 10017.

(3)
Consists of 937,959 shares of common stock and 900,000 shares of common stock issuable upon exercise of outstanding options. Does not include, awards of restricted stock units representing 670,029 shares of our common stock which have not yet vested, or awards of performance restricted stock units representing 800,000 shares of common stock which have not vested.

(4)
Consists of 342,542 shares of common stock and 117,845 shares of common stock issuable upon exercise of outstanding options. Does not include awards of restricted stock units representing 267,511 shares of our common stock which have not yet vested, or awards of performance restricted stock units representing 263,750 shares of common stock which not vested.

(5)
Consists of 267,293 shares of common stock. Does not include awards of restricted stock units representing 257,512 shares of our common stock which have not yet vested or awards of performance restricted stock units representing 223,750 shares of common stock which have not vested.

(6)	Consists of 1,982,014 shares of common stock and restricted stock units representing 12,500 shares of our common stock.
(7)	Consists of 510,736 shares of common stock and restricted stock units representing 31,250 shares of our common stock.
(8)	Consists of 123,026 shares of common stock, 6,630 shares of common stock issuable upon exercise of outstanding options and restricted stock units representing 25,000 shares of our common stock.
(9)	Consists of restricted stock units representing 12,500 shares of our common stock.
(10)	Consists of 272,898 shares of common stock, 36,802 shares of common stock issuable upon exercise of outstanding options and restricted stock units representing 25,000 shares of our common stock.
(11)	Consists of 85,890 shares of common stock and restricted stock units representing 25,000 shares of our common stock.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information concerning our executive officers, including their ages, as of April 10, 2025.

NAME	AGE	POSITION(S)
Keith J. Sullivan	66	President and Chief Executive Officer
Stephen Furlong	61	Executive Vice President, Chief Financial Officer, and Treasurer
W. Andrew Macan	52	Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary

Keith J. Sullivan’s biography appears in the “Proposal 1 – Election of Directors” section of this proxy statement.
Stephen Furlong has served as our Executive Vice President, Chief Financial Officer, and Treasurer since February 2023, from February 2021 to February 2023 as Senior Vice President, Chief Financial Officer, and Treasurer, and from July 2019 to February 2021 as Vice President, Finance and Chief Financial Officer. Mr. Furlong served as a member of our Office of the President from March 2020 until July 2020. Prior to joining the Company, Mr. Furlong worked at Metabolon, a private life science company in metabolomics, a phenotyping technology for advancing biomarker discovery, diagnostic testing, and precision medicine, from November 2017 to July 2019, where he most recently served as Senior Vice President of Finance and Corporate Secretary. Prior to joining Metabolon, Mr. Furlong was Vice President, Finance at Verscend Technologies from February 2017 to June 2017. From April 2015 to September 2016, he served as Chief Financial Officer of Rapid Micro Biosystems, which manufactures and distributes products for detection of microbial contamination. Before joining Rapid Micro Biosystems, Mr. Furlong spent 14 years at Hologic, a publicly traded medical technology company, where he held a number of roles of increasing responsibilities, most recently Senior Vice President, Finance and Sales Administration. Prior to his experience at Hologic, Mr. Furlong held positions at Safety 1st, Stratus Computer Inc., and Raytheon Company. Mr. Furlong received his B.A. in Political Science from The Pennsylvania State University and his Master of Finance degree from Bentley University.
W. Andrew Macan has served as our Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary since February 2023, and from January 2020 to February 2023 as Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary. In January 2024, Mr. Macan also assumed responsibility for leading our Human Resources function. Mr. Macan served as a member of our Office of the President from March 2020 until July 2020. Prior to joining the Company, Mr. Macan was Senior Vice President, General Counsel, and Corporate Secretary of U.S. Silica Holdings, Inc., a Russell 2000 diversified minerals company, from October 2018 until January 2020. He served in roles of increasing responsibility with Axalta Coating Systems, LLC, from October 2013 until October 2018, most recently as General Counsel and Chief Compliance Officer, Americas, and The Chubb Corporation, from October 2003 until October 2013, including as Vice President, Corporate Counsel, and Secretary for over 8 years. Mr. Macan began his career in private practice at Ballard Spahr LLP and Dechert LLP. He earned a B.A. in Government from Franklin & Marshall College and his J.D. from Emory University School of Law with distinction and Order of the Coif.

EXECUTIVE COMPENSATION
As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis in our executive compensation disclosure and have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies.
The following section describes the compensation that was earned by our Named Executive Officers. Our Named Executive Officers for 2024 were:
•	Keith J. Sullivan, President and Chief Executive Officer;
•	Stephen Furlong, Executive Vice President, Chief Financial Officer, and Treasurer; and
•	W. Andrew Macan, Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary.
Executive Compensation Process
The Compensation Committee is responsible for the executive compensation program for our executive officers, including our Named Executive Officers. The Compensation Committee has reviewed the corporate goals and objectives relating to the compensation of our President and Chief Executive Officer, evaluated the performance of our President and Chief Executive Officer in light of those goals and objectives, and recommended to the Board the compensation of our President and Chief Executive Officer based on such evaluation. In addition, the Compensation Committee has reviewed and approved all compensation for our other executive officers, including our other Named Executive Officers.
The Company has risk mitigation factors, including a clawback policy and an insider trading policy, governing the purchase, sale, and other dispositions of its securities by directors, officers, and employees that are reasonably designed to promote compliance with insider trading laws, rules, and regulations. The Company adopted the clawback policy on December 1, 2023 to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The clawback policy provides for the recoupment of certain incentive-based executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements applicable to the Company under the federal securities laws.
Focus on Governance Policies
•
In November 2024, the Board adopted stock ownership guidelines, pursuant to which, within five years of the later of the Board’s implementation of such guidelines or the applicable person’s appointment to the role in question: (i) the Company’s Chief Executive Officer must hold the lesser of 700,000 shares of the Company’s stock or the number of shares equal to three times his annual base salary; (ii) each of the Company’s other NEOs must hold the lesser of 150,000 shares of the Company’s stock or the number of shares equal to such NEO’s annual base salary; and (iii) each of the Company’s directors must hold the lesser of 55,000 shares of the Company’s common stock or the number of shares equal to three times such director’s annual cash retainer.

•
Under the pre-clearance policy, certain officers and directors may not engage in any transaction in the Company’s securities without first obtaining pre-clearance from the Company’s Chief Financial Officer, the Company’s General Counsel, or their respective designees. Pre-cleared transactions must be completed within two business days; otherwise, a new pre-clearance is required.

•
The Company has a limited trading window, which opens after two full trading days after the public dissemination of the Company’s annual or quarterly financial statements and closes on the 15th day of the last month of each fiscal quarter.

•
In light of the stockholder responses to the advisory compensation votes at our 2024 annual meeting of stockholders, the Compensation Committee reviewed the senior leadership team compensation process and decided to introduce performance restricted stock units (“PRSUs”). In connection with the Company’s acquisition of Greenbrook, on December 10, 2024, members of the Company’s senior leadership team, including our NEOs, received PRSUs that vest on December 31, 2025 subject to satisfaction of the applicable performance metrics and continuous service of the recipient through such date. The performance metrics are as follows: (i) 25% of the award will be attained if the Company achieves Cash Flow Breakeven (as defined in the applicable PRSU grant notice) for the fiscal quarter ended June 30, 2025; (ii) 50% of the award will be attained if the Company achieves Cash Flow Breakeven for the fiscal quarter ended September 30, 2025 and (iii) 25% of the award will be attained if the Company achieves Cash Flow Breakeven for the fiscal quarter ended December 31, 2025. In February 2025, members of the Company’s senior leadership team, including our NEOs, received RSUs that vest on the first, second, and third anniversary of the original grant date (subject to the recipient continuing to provide service through each such date) and PRSUs for which achievement and vesting depend upon the Company’s attainment of cash balance growth targets as of December 31, 2025, 2026, and 2027, with the actual number of shares received ranging from 0% to 150% of the target award depending upon the amount of cash on the Company’s balance sheet as of each such date. We believe that these PRSUs directly align our leadership team with the Company’s important longer-term objective of achieving sustained cash flow breakeven.
Policies and Practices Regarding the Grant of Incentive Compensation
Under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and related policies and practices, RSUs and PRSUs (including those granted to NEOs) are generally granted at regularly scheduled Compensation Committee and Board meetings around February.
In connection with the Company’s acquisition of Greenbrook, on December 10, 2024, members of the Company’s senior leadership team, including our NEOs, received PRSUs that vest on December 31, 2025 subject to satisfaction of the applicable performance metrics and continuous service of the recipient through such date. The performance metrics are as follows: (i) 25% of the award will be attained if the Company achieves Cash Flow Breakeven (as defined in the applicable PRSU grant notice) for the fiscal quarter ended June 30, 2025; (ii) 50% of the award will be attained if the Company achieves Cash Flow Breakeven for the fiscal quarter ended September 30, 2025 and (iii) 25% of the award will be attained if the Company achieves Cash Flow Breakeven for the fiscal quarter ended December 31, 2025.
Grants for new hires are generally made on or around the date of the next regularly scheduled Compensation Committee meeting following such new hire’s start date. These Compensation Committee and Board meetings are generally scheduled at least one year in advance. All options are granted under a stockholder-approved plan and at an exercise price equal to the closing market price of the Company’s common stock on the date of grant. During the year ended December 31, 2024, the Company did not grant any options.
As a general matter, the Compensation Committee does not take material nonpublic information into account when determining the timing and terms of such awards. This grant timing is used to provide for a routine and regular grant practice regarding all employees, and to make sure that the existence (or lack thereof) of material non-public information is not a factor in decisions about the timing or size of option grants. Similarly, the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our Named Executive Officers for the fiscal years ended December 31, 2024 and 2023:

Name and Principal Position (a)	Year (b)	Salary ($) (d)	Bonus ($)(2) (d)	Restricted Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Keith J. Sullivan President and Chief Executive Officer	2024	$728,000	—	$1,503,000	—	$169,260	$30,350	$2,430,610
	2023	$700,000	—	$1,601,700	—	$660,800	$28,485	$2,990,985

Stephen Furlong, Executive Vice President, Chief Financial Officer	2024	$466,100	$ 46,610	$546,000	—	$54,184	$69,285	$1,182,179
	2023	$448,200	$56,025	$590,000	—	$170,316	$96,844	$1,361,385

W. Andrew Macan Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2024	$ 450,000	$ 45,000	$512,213	—	$52,313	—	$1,059,526
	2023	$409,400	$51,175	$531,000	—	$155,572	$13,556	$1,160,703

(1)
The amounts reported represent the aggregate grant date fair value of the options to purchase shares of our common stock and stock awards that may be settled for shares of our common stock granted to the Named Executive Officers in the covered fiscal years, calculated in accordance with the Financial Accounting Standard Board’s ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. See Note 17 (Share Based Compensation) to our financial statements as included in our Annual Report on Form 10-K filed with the SEC on [  ], 2025 for the assumptions used in calculating the grant date fair value of the stock options and stock awards reported in these columns.

(2)
Reflects amounts paid pursuant to our bonus program for each of the covered fiscal years. For a description of our fiscal 2024 bonus program, see “Narrative Disclosure to Summary Compensation Table” below.

(3)
For the years ended December 31, 2024 and 2023, the amount reported for Mr. Sullivan includes payment of $14,922 and $14,929, respectively, for automobile commuting costs to spend business time at corporate headquarters in Malvern, PA, including $522 and $529, respectively for a gross-up payment to offset the tax liability. For the year ended December 31, 2024 and 2023, the amount reported for Mr. Sullivan also includes payment of $15,427 and $13,556, respectively, for travel and entertainment expense, including $3,756 and $3,301, respectively, for a gross-up payment to offset the tax liability. For the years ended December 31, 2024 and 2023, the amount reported for Mr. Furlong includes payment of $53,859 and $83,288, respectively, for relocation expenses associated with travel to corporate headquarters, including $19,359 and $36,938, respectively, for a gross-up payment to offset the tax liability incurred in connection with such expenses. For the years ended December 31, 2024 and 2023, the amount reported for Mr. Furlong also includes payment of $15,427 and $13,556, respectively, for travel and entertainment expenses, including $3,756 and $3,979, respectively, for a gross-up payment to offset the tax liability incurred in connection with such expenses. Such amount is to be repaid to the Company if Mr. Furlong terminates his employment with us voluntarily or his employment is terminated for cause within 24 months of the effective date of his employment. For the year ended December 31, 2023, the amount reported for Mr. Macan includes payment of $13,556, for travel and entertainment expenses, including $3,726 for a gross-up payment to offset the tax liability incurred in connection with such expenses.

Narrative Disclosure to 2024 Summary Compensation Table
The compensation of our Named Executive Officers generally consists of base salary, an annual non-equity incentive opportunity, and long-term incentive compensation in the form of equity awards.
Base Salary
The Compensation Committee reviews the base salaries of our executive officers, including our Named Executive Officers, from time to time, and makes adjustments (or, in the case of our President and Chief Executive Officer, may recommend adjustments for approval by the Board) as it determines to be reasonable and necessary to reflect the scope of their performance, contributions, responsibilities, experience, prior salary level, position and market conditions, including base salary amounts relative to similarly situated executive officers at peer group companies. On February 5, 2024, the Compensation Committee adjusted Messrs. Furlong and Macan’s base salaries to $466,128 and $450,000, respectively, effective January 1, 2024. In setting Mr. Macan’s 2024 base salary, the Compensation Committee noted that Mr. Macan had assumed the responsibilities of the Company’s chief human resources officer on January 3, 2024. Also on February 5, 2024, at the recommendation of the Compensation Committee, the Board adjusted Mr. Sullivan’s base salary to $728,000, effective January 1, 2024. The Compensation Committee evaluated all executive base salaries in consultation with Alpine.

Annual Cash Bonuses
Each of our NEOs participated in our 2024 annual non-equity incentive plan, pursuant to which they were eligible to earn a cash incentive award based on corporate performance focused on revenue and earnings before interest and taxes (“EBIT”) objectives and, with respect to Messrs. Furlong and Macan, individual performance goals. For Mr. Sullivan, the revenue and EBIT metrics represented 70% and 30%, respectively, of his non-equity incentive compensation opportunity. For each of Messrs. Furlong and Macan, the revenue, EBIT, and individual performance goals represented 50%, 30% and 20%, respectively, of his non-equity incentive compensation opportunity. The 2024 target annual cash incentive opportunity of Messrs. Sullivan, Furlong, and Macan was 100%, 50%, and 50% of annual base salary, respectively, with the amount of the non-equity incentive compensation award ranging from 0 to 200%. In February 2025, the Compensation Committee evaluated the Company’s performance relative to these performance metrics. The threshold payout of 50% on the revenue metric was 2024 annual revenue of $74,000,000, the target payout of 100% on the revenue metric was 2024 annual revenue of $82,200,000, and the maximum payout of 200% on the revenue metric was 2024 annual revenue of $94,500,000. The Company failed to achieve the threshold metric for revenue, so none of Messrs. Sullivan, Furlong, or Macan received non-equity incentive compensation under the revenue metric. The threshold payout of 50% on the EBIT metric was 2024 EBIT of $(23,850,000), the target payout of 100% on the EBIT metric was 2024 EBIT of $(20,400,000), and the maximum payout of 200% on the EBIT metric was 2024 EBIT of $(16,880,000). After adjusting EBIT to eliminate the impact of the transaction costs related to the Company’s acquisition of Greenbrook, the related restructuring, and other one-time items, all of which were not contemplated when the EBIT metrics were set in early 2024, the Compensation Committee determined that the Company had achieved EBIT of $(22,661,000), resulting in a payout at 77.5% of target. The individual performance goals for Messrs. Furlong and Macan were qualitative in nature based on the achievement of specified goals for the business functions they oversee. The Compensation Committee determined that Messrs. Furlong and Macan satisfied these goals at target (100%). The amounts of non-equity incentive compensation awarded to our NEOs with respect to the year ending December 31, 2024 are set forth in the columns entitled “Non-Equity Incentive Compensation” and “Bonus” in the Summary Compensation Table.
Long-Term Incentive Compensation
Pursuant to the terms and conditions of the 2018 Plan, in February 2024, the Compensation Committee followed its long standing practice of granting annual long-term incentive awards, including to our NEOs, in the form of RSUs. On February 5, 2024, Messrs. Sullivan, Furlong, and Macan received RSUs representing 300,000, 100,000, and 90,000 shares, respectively. For a description of RSUs that may be settled for shares of our common stock granted to our Named Executive Officers in 2024, please see the section entitled “Outstanding Equity Awards at Fiscal Year End Table.”
In November 2024, the Compensation Committee decided to incorporate performance metrics into a portion of the annual long-term incentive awards granted to our senior leadership team, including our NEOs, beginning in 2025. Of the long-term incentive awards granted to our senior leadership team, including our NEOs, in February 2025, 75% are RSUs that vest on the first, second, and third anniversary of the original grant date (subject to the recipient continuing to provide service through each such date), and 25% are PRSUs for which achievement and vesting depend upon the Company’s attainment of cash balance growth targets as of December 31, 2025, 2026, and 2027, with the actual number of shares received ranging from 0% to 150% of the target award depending upon the amount of cash on the Company’s balance sheet as of each such date. Those PRSU grants to our NEOs have been reported on Form 4s filed with the SEC and will be reflected in the proxy statement for our 2026 annual meeting of stockholders.
PRSUs
In connection with the Company’s acquisition of Greenbrook, on December 10, 2024, members of the Company’s senior leadership team, including our NEOs, received PRSUs that vest on December 31, 2025 subject to satisfaction of the applicable performance metrics and continuous service of the recipient through such date. The performance metrics are as follows: (i) 25% of the award will be attained if the Company achieves Cash Flow Breakeven (as defined in the applicable PRSU grant notice) for the fiscal quarter ended June 30, 2025; (ii) 50% of the award will be attained if the Company achieves Cash Flow Breakeven for the fiscal quarter ended September 30, 2025 and (iii) 25% of the award will be attained if the Company achieves Cash Flow Breakeven for the fiscal quarter ended December 31, 2025.

Employment Agreements
We have entered into employment agreements or offer letters with our NEOs. The key terms and conditions of these agreements are described below. For a discussion of the post-employment compensation arrangements with each of our Named Executive Officers, see the section entitled “Executive Officer Post-Employment Compensation Arrangements.”
Mr. Sullivan
We entered into an employment agreement with Mr. Sullivan dated July 14, 2020, pursuant to which we employed him as our President and Chief Executive Officer and he serves as a member of the Board. The agreement entitled Mr. Sullivan to a target annual cash bonus opportunity of at least 75% of his annual base salary, subject to annual review and adjustment by the Board upon recommendation from the Compensation Committee, with the actual amount of such annual bonus payable to be determined by the Board, based on the achievement of corporate performance objectives determined and agreed to by the Board. Effective November 2, 2023, we amended and restated the agreement to update Mr. Sullivan’s annual base salary, his target annual cash bonus opportunity (from 75% to 100% of his annual base salary), and his severance benefits (as described in greater detail in the section entitled “Executive Officer Post-Employment Compensation Arrangements”). Mr. Sullivan’s 2024 annual base salary was $728,000. See the section entitled “Executive Officer Post-Employment Compensation Arrangements” for more information regarding severance benefits.
Messrs. Furlong and Macan
We entered into employment offer letters with each of Messrs. Furlong and Macan. The employment of each is at will, and each agreement endures until terminated by either party. See the section entitled “Executive Officer Post-Employment Compensation Arrangements” for more information regarding severance benefits.
Perquisites
Mr. Furlong is entitled to commuting costs reimbursement, including reimbursement for weekly round-trip coach class airfare to corporate headquarters in Malvern, PA; reimbursement of certain related travel expenses; and a tax gross-up payment to offset any tax liability that Mr. Furlong incurs as a result of any reimbursed relocation expenses. In 2024, Messrs. Sullivan and Furlong and their spouses attended our annual President’s Club trip, which is an all-expenses-paid trip that is offered as a reward to certain of our sales representatives and their spouses based on achievement of pre-defined goals.

Outstanding Equity Awards at Fiscal Year End Table
The following table sets forth information regarding the outstanding and unexercised stock options and RSUs held by each of our Named Executive Officers as of December 31, 2024. The vesting schedule applicable to each outstanding equity award is described in the footnotes to the table. For information regarding the vesting acceleration provisions applicable to the equity awards of our Named Executive Officers, see the section entitled “Executive Officer Post-Employment Compensation Arrangements.”

Name (a)	Equity Award Grant Date	Number of securities Underlying Unexercised options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (g)	Market Value of Shares or Units of Stock that have not Vested (h)
Mr. Sullivan	7/14/2020	900,000		$1.98	07/13/30	250,000(2)	402,500
	2/3/2021	—	—	—	—	100,000(3)	$161,000
	2/9/2022	—	—	—	—	94,657(1)	$152,398
	2/9/2023	—	—	—	—	190,010(1)	$305,916
	2/5/2024					300,000(1)	$483,000
	12/10/2024					450,000(6)	$724,500

Mr. Furlong	7/22/2019	117,845	—	$11.48	07/21/29	—	—
	2/3/2021	—	—	—	—	35,000(4)	$56,350
	2/9/2022	—	—	—	—	58,898(1)	$94,826
	2/8/2023	—	—	—	—	66,670(1)	$107,339
	2/5/2024	—	—	—	—	100,000(1)	$161,000
	2/29/2024	—	—	—	—	15,000(1)	$24,150
	12/10/2024	—	—	—	—	150,000(6)	$241,500

Mr. Macan	2/3/2021	—	—	—	—	10,000(5)	$16,100
	2/9/2022	—	—	—	—	55,532(1)	$89,407
	2/8/2023	—	—	—	—	60,003(1)	$96,605
	2/5/2024	—	—	—	—	78,300(1)	$126,063
	2/5/2024	—	—	—	—	11,700(1)	$18,837
	2/29/2024	—	—	—	—	13,050(1)	$21,011
	2/29/2024	—	—	—	—	1,950(1)	$3,140
	12/10/2024	—	—	—	—	135,000(6)	$217,350

(1)
One-third or approximately thirty-three percent (33%) of the shares subject to the RSUs grant shall vest on the first, second, and third anniversary of the original grant date subject to reporting person continuing to provide service through each such date.

(2)
Consists of (i) 500,000 RSU grant that vests in four equal annual installments beginning on July 14, 2021, in each case subject to continuous service of the reporting person through such date and (ii) 500,000 performance restricted stock units comprised of four equal tranches each of which vest in equal installments of 125,000 shares based on appreciation of the Company’s common stock price to $10, $15, $20 and $25 per share, respectively, measured using a trailing 30-day volume weighted average price (“VWAP”) of a share of the Company’s common stock. 250,000 shares vested during December 31, 2021 period as the $10 and $15 per share VWAP requirement was satisfied.

(3)
Consists of a 100,000 PRSUs grant comprised of two equal tranches of which vest in equal installments of 50,000 shares based on appreciation of the Company’s common stock price to $30 and $35 per share, respectively, measured using a trailing 30-day volume weighted average price of a share of the Company’s common stock.

(4)
Consists of 35,000 PRSUs grant that will vest based on appreciation of the Company’s common stock price to $25 per share, measured using a trailing 30-day volume weighted average price of a share of the Company’s common stock.

(5)
Consists of 10,000 PRSUs grant that will vest based on appreciation of the Company’s common stock price to $25 per share, measured using a trailing 30-day volume weighted average price of a share of the Company’s common stock.

(6)
Consists of PRSU awards vesting on December 31, 2025, subject to satisfaction of the applicable performance metrics and continuous service of the reporting person through such date. The performance metrics are as follows: (i) 25% of the award will be attained if the Company achieves Cash Flow Breakeven (as defined in the applicable PRSU grant notice) for the fiscal quarter ended June 30, 2025; (ii) 50% of the award will be attained if the Company achieves Cash Flow Breakeven for the fiscal quarter ended September 30, 2025 and (iii) 25% of the award will be attained if the Company achieves Cash Flow Breakeven for the fiscal quarter ended December 31, 2025.

Executive Officer Post-Employment Compensation Arrangements
Mr. Sullivan
In July 2021, the Company entered into a restrictive covenant and severance agreement with Mr. Sullivan, which updated certain provisions in his employment agreement. Under the agreement, if the Company terminated Mr. Sullivan’s employment without cause or Mr. Sullivan terminated his employment for good reason, then Mr. Sullivan was entitled to receive 12 months of salary continuation, 12 months of benefits continuation, and a prorated bonus for the year of termination, and if the termination of Mr. Sullivan’s employment was in connection with a change in control, then, in lieu of the benefits described above, Mr. Sullivan was entitled to receive 18 months of salary continuation, 18 months of benefits continuation, a bonus for the year of termination paid at 150% of target, and accelerated vesting of his outstanding equity awards. Effective November 2, 2023, acting upon Alpine’s recommendation and approval from the Compensation Committee and the Board, we amended and restated the agreement such that, if the termination of Mr. Sullivan’s employment is in connection with a change in control, then Mr. Sullivan is entitled to receive 24 months of salary and benefits continuation (in lieu of 18 months as set forth prior to such amendment and restatement).
Messrs. Furlong and Macan
In July 2021, the Company entered into restrictive covenant and severance agreements with each of Messrs. Furlong and Macan, which updated certain provisions in their original severance agreements. Under the new agreement, if the Company terminates the executive’s employment without cause or the executive terminates his employment for good reason, then the executive is entitled to receive 12 months of salary continuation and 12 months of benefits continuation. If the termination of the executive’s employment is in connection with a change in control, then, in addition to the severance benefits above, the executive is entitled to receive a bonus for the year of termination paid at 100% of target and accelerated vesting of his outstanding equity awards.
For purposes of these agreements, “cause” generally means: the executive’s indictment, conviction, or plea of guilty or no contest to a felony or to a misdemeanor involving moral turpitude or that causes material damage to our public image or reputation, or to our operations or financial performance; gross negligence or willful misconduct with respect to the executive’s duties and responsibilities to us; alcohol or illegal substance abuse in the event that we have reasonable grounds for suspecting that the executive is under the influence while at work and the executive’s ability to perform his or her duties and responsibilities has been impaired; the executive’s failure to timely execute a restrictive covenant agreement; willful refusal or failure to perform any specific material lawful direction from the Board not cured within 30 days after delivery of written notice; willful and material breach of any written agreement with or duty owed to us; or if we determine that the executive has intentionally omitted any requested information or falsified any disclosed information either in the executive’s resume or during the interview process with us.
Messrs. Sullivan, Furlong, and Macan
For purposes of these agreements, “good reason” generally means a material adverse change in the executive’s position with us that reduces the executive’s title, level of authority, duties, or responsibilities; a reduction in the executive’s base salary or target bonus; our failure to provide that the executive is eligible to participate in benefit plans on a basis at least as favorable as that of our other similarly situated senior corporate officers; or relocation of the executive’s principal worksite by more than 35 miles, unless it reduces the executive’s commute.
For purposes of these agreements, “change in control” generally means the occurrence of, in one transaction or a series of related transactions, any person becoming a beneficial owner, directly or indirectly, of our securities representing more than 50% of the voting power of our then-outstanding securities; a consolidation, share exchange, reorganization, or merger in which our equity holders immediately prior to such event own less than 50% of the voting power of the resulting entity’s securities outstanding immediately following such event; the sale or other disposition of all or substantially all of our assets; or any similar event deemed by the Board to constitute a “change in control.”

In consideration for the benefits extended under the severance agreements, our NEOs entered into restrictive covenant and invention assignment agreements with us, which agreements contain non-compete, non-solicitation, and intellectual property protections in our favor.
Equity Award Acceleration
Under the terms of the 2018 Plan, in connection with a change in control or similar corporate transaction, the Compensation Committee may choose, but is not required, to accelerate the vesting and exercisability of awards granted under the 2018 Plan.

Pay Versus Performance
As required by the pay versus performance rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended (the “Dodd-Frank Act”), we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed fiscal years. In determining the compensation actually paid (“CAP”) to our Named Executive Officers, we are required to make various adjustments to amounts that are reported in the Summary Compensation Table, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.
We do not utilize net income (loss) or total stockholder return (“TSR”) in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with our performance. As described in more detail in the section entitled “Narrative Disclosure to 2024 Summary Compensation Table,” part of the compensation that our Named Executive Officers are eligible to receive consists of annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. Additionally, we view restricted stock, which is an integral part of our executive compensation program, as related to the Company’s performance although not directly tied to net income (loss) or TSR, because they provide incremental value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. We believe that restricted stock grants provide a meaningful incentive for our executives to remain in our employment and enhance stockholder value over time.
Stockholders should refer to the philosophy, policies, and practices in this proxy statement for a complete description of how executive compensation relates to the Company’s performance measures and how the Compensation Committee makes it decisions related thereto. The Compensation Committee did not consider this SEC-required pay versus performance analysis and disclosure below in making its pay decisions for any of the years shown.
Pay Versus Performance Table
The following table provides the information required to be disclosed for our Named Executive Officers for each of the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022 along with the financial information required to be disclosed for each fiscal year. We are a smaller reporting company, as defined in Rule 12b-2 under the Exchange Act, and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies.

Year	Summary Compensation Table Total for the Principal Executive Officer (“PEO”)(1)	Compensation actually paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on TSR(5)	Net Loss (in $ ‘000s)(6)
2024	$2,430,610	$1,827,289	$1,120,852	$660,930	$14	($43,708)
2023	$2,990,985	($1,941,901)	$1,261,044	$199,563	$26	($29,784)
2022	$2,452,214	$4,129,522	$1,272,343	$1,986,312	$62	($37,159)

(1)
The dollar amounts reported in this column are the amounts of total compensation reported in the “Total” column of the Summary Compensation Table for the 2022, 2023 and 2024 fiscal years for Mr. Sullivan who served as our PEO for the applicable year. For additional information, see “Executive Compensation-Summary Compensation Table.”

(2)	The dollar amounted reported in this column represent the amount of CAP to our PEO, Mr. Sullivan, as computed in accordance with Item 402(v) of Regulation S-K.
(3)	The following table reflects the adjustments made to compute CAP for each applicable year.
(4)
The dollar amounts reported in this column represents the average of the amounts reported for our Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs in each applicable year were Messrs. Furlong, and Macan.

(5)
The amounts reported in this column reflect our cumulative TSR, assuming an initial fixed $100 investment in the Company for the period starting December 31, 2020 through the end of each listed fiscal year. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measured period, assuming dividend reinvestment, and the difference between the Company’ share price at the end and the beginning of the measured period by the Company’s share price at the beginning of the measured period. No dividends were paid on stock or option awards in 2022, 2023 and 2024.

(6)	The dollar amounts reported represents the amount of net loss attributed to the Company’s stockholders as reflected in our audited financial statements of each applicable year.

	2024		2023		2022
	PEO $	Non-PEO NEOs $	PEO $	Non-PEO NEOs $	PEO $	Non-PEO NEOs $
Summary Compensation Table total	$2,430,610	$1,120,852	$2,990,985	$1,261,044	$2,452,214	$1,272,343
Adjustments
(Subtraction): Stock Awards	($1,503,000)	($529,106)	($1,601,700)	($560,500)	($900,001)	($544,003)
Fair Value of Equity Awards
Addition: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year	$1,207,500	$193,200	$826,500	$275,500	$1,950,475	$1,178,957
Addition: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Prior Year	($367,220)	($184,536)	($3,184,086)	($602,009)	$2,388,083	$268,076
Addition: Change in Fair Value or Prior Year Equity Awards Vested in Covered Year	$59,399	$60,520	($973,599)	($174,472)	($1,761,250)	($189,062)
Total Adjustments for Fair Value Equity Awards	($603,321)	($459,922)	($4,932,886)	($1,061,481)	$ 1,677,308	$713,968
Compensation Actually Paid	$1,827,289	$660,930	($1,941,901)	$199,563	$4,129,522	$1,986,312

Analysis of the Information Presented in the Pay Versus Performance Table
We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the pay versus performance table.
CAP and Net Income (Loss)
The following chart sets forth the relationship between CAP to Mr. Sullivan and the average CAP to our Named Executive Officers as a group (excluding Mr. Sullivan), and our net loss during the two most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid Versus Company Net Loss
Compensation Actually Paid ($ Thousands)
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$(1,000)
$(2,000)
$(3,000)
Company Net Loss ($ Thousands)
$-
$(10,000)
$(20,000)
$(30,000)
$(40,000)
$(50,000)
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company Net Loss

CAP and Cumulative TSR
The following chart sets forth the relationship between CAP to Mr. Sullivan, the average CAP to our Named Executive Officers as a group (excluding Mr. Sullivan), and the Company’s cumulative TSR over the two most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid Versus Company TSR
Compensation Actually Paid ($ Thousands)
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$(1,000)
$(2,000)
$(3,000)
Company TSR ($)
70
60
50
40
30
20
10
-
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company TSR

All information provided in this “Pay Versus Performance” section will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3 -
ADVISORY VOTE ON EXECUTIVE COMPENSATION
2024 Advisory Vote on Executive Compensation
Since its initial public offering through December 31, 2023, the Company was an emerging growth company. Therefore, the Company was exempt from the requirements of Section 951 of the Dodd-Frank Act, which requires that companies provide stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of named executive officers (“Say on Pay”). Accordingly, 2024 was the first year in which we included a Say on Pay proposal in the proxy statement related to our annual meeting of stockholders. Our stockholders approved that Say on Pay proposal by 68.45% of the votes cast at our 2024 annual meeting of stockholders. Following the vote, the Compensation Committee discussed this outcome with Alpine, the rest of the Board, and management. In the fourth quarter of 2024, members of the Company’s management discussed the Company’s executive compensation practices with several significant stockholders in connection with the special meeting of stockholders held to consider the issuance of shares for the Company’s acquisition of Greenbrook. As a result of these various discussions, the Compensation Committee determined to incorporate a performance component into our equity grant practices for our senior leadership team, including our NEOs.
In connection with the Company’s acquisition of Greenbrook, on December 10, 2024, members of the Company’s senior leadership team, including our NEOs, received PRSUs that vest on December 31, 2025 subject to satisfaction of the applicable performance metrics and continuous service of the recipient through such date. The performance metrics are as follows: (i) 25% of the award will be attained if the Company achieves Cash Flow Breakeven (as defined in the applicable PRSU grant notice) for the fiscal quarter ended June 30, 2025; (ii) 50% of the award will be attained if the Company achieves Cash Flow Breakeven for the fiscal quarter ended September 30, 2025 and (iii) 25% of the award will be attained if the Company achieves Cash Flow Breakeven for the fiscal quarter ended December 31, 2025.
In February 2025, members of the Company’s senior leadership team, including our NEOs, received RSUs that vest on the first, second, and third anniversary of the original grant date (subject to the recipient continuing to provide service through each such date) and PRSUs for which achievement and vesting depend upon the Company’s attainment of cash balance growth targets as of December 31, 2025, 2026, and 2027, with the actual number of shares received ranging from 0% to 150% of the target award depending upon the amount of cash on the Company’s balance sheet as of each such date.
In addition to incorporating performance equity into our grant practices, the Company has enhanced its compensation-related disclosure in this proxy statement.
The current frequency of say on pay votes is annual.
2025 Advisory Vote on Executive Compensation
We are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as described in this proxy statement.
Our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our long-term success and will drive the creation of stockholder value. Our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards and reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders.
We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation; rather, it is designed to address the overall compensation of our Named Executive Officers and the philosophy, policies, and practices described in this proxy statement.

For Proposal 3 to be approved, we must receive a “For” vote from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions and broker non-votes will not be counted “For” or “Against” the proposal and will have no effect on the proposal.
Because the vote on Proposal 3 is a non-binding, advisory vote, the result will not be binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will evaluate whether any actions are necessary to address the stockholders’ concerns and will consider the outcome of the vote when making future executive compensation decisions to the extent that they can determine the causes of any significant negative voting results.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE, ON A NON-BINDING, ADVISORY BASIS, “FOR” PROPOSAL 3.

PROPOSAL 4 -
AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS
Proposal 4 is a result of the Board’s ongoing review of the Company’s corporate governance practices and discussions with certain proxy advisory firms. In particular, the Company noted that one prominent proxy advisory firm had recommended that our stockholders abstain from voting for the reelection of certain of our directors, in part, based upon the supermajority voting requirements set forth in our Ninth Amended and Restated Certificate of Incorporation (as amended, the “Charter”) and our Fourth Amended and Restated Bylaws (as amended, the “Bylaws”). While the Board believes that these provisions could be beneficial to our stockholders in certain circumstances, it also recognizes that many companies have removed these supermajority voting provisions from their organizational documents based on feedback from their various stakeholders and proxy advisory terms. The Board concluded that the best manner to resolve the question was to offer our stockholders the opportunity to vote on the matter as set forth in this proposal. On March 25, 2025, the Board approved the inclusion of Proposal 4 in this proxy statement but made no recommendation with respect to stockholder voting on Proposal 4.
The Company’s Charter and Bylaws contain certain provisions requiring a higher voting standard than a majority vote (“Supermajority Provisions”). The Supermajority Provisions in the Charter relate to the required vote of stockholders to (i) adopt, amend, or repeal the Bylaws and (ii) adopt, amend, or repeal Articles V, VI, VII and VIII of the Charter. The Charter had previously included a Supermajority Provision relating to the required vote for the removal of directors, which was removed pursuant to that certain Certificate of Amendment of Ninth Amended and Restated Certificate of Incorporation dated May 30, 2019. The Supermajority Provisions in the Bylaws relate to the required vote of stockholders to adopt, amend, or repeal the Bylaws. These supermajority voting provisions have been part of the Company’s Charter for many years and were originally designed to ensure that the interests of all stockholders were adequately represented in the event that any of the actions contemplated by these provisions were to occur, in particular, by protecting the stability and continuity of the Board, and ultimately, stockholder value.
The description in this proxy statement of the proposed amendments to the Charter and the Bylaws are qualified in their entirety by reference to, and should be read in conjunction with, the full text of the Charter, the Bylaws, and the proposed amendments attached hereto as Appendix A and Appendix B, respectively.
For Proposal 4 to be approved, we must receive a “For” vote from the holders of a at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes will not be counted “For” or “Against” the proposal and will have no effect on the proposal.
THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION
FOR PROPOSAL 4.

DIRECTOR COMPENSATION
The Board has adopted a compensation policy with respect to the compensation of our non-employee directors who are not serving due to an affiliation with our investors. Pursuant to this policy, in 2024, each non-employee director received annual cash compensation of $55,000, and the Chair of the Board received an additional $60,000. Additionally, annual cash compensation for committee membership is as follows:
•	Audit Committee chair: $20,000;
•	Audit Committee member: $10,000;
•	Compensation Committee chair: $15,000;
•	Compensation Committee member: $7,500;
•	Nominating and Governance Committee chair: $10,000; and
•	Nominating and Governance Committee member: $5,000.
All annual cash compensation amounts are payable in equal quarterly installments. Cash retainers are prorated for any partial year of service. Eligible directors may elect to receive cash retainers in the form of vested common stock.
In 2024: (i) each eligible director other than Mr. Sullivan who continued to serve as a director following our 2024 annual meeting of stockholders was granted 25,000 RSUs, vesting in full on the earlier of May 30, 2025 or the director’s Board-approved separation of service from the Company, subject to continued service as a director through the applicable vesting date; and (ii) Mr. Cascella, the non-executive Chair of the Board, received an additional 6,250 RSUs for his service as the non-executive Chair. Some directors elected to defer settlement of their RSUs.
Mr. Sullivan receives no compensation for his service as a director.
In November 2024, the Board adopted stock ownership guidelines, pursuant to which, within five years of the later of the Board’s implementation of such guidelines or the applicable person’s appointment to the role in question: (i) the Company’s Chief Executive Officer must hold the lesser of 700,000 shares of the Company’s stock or the number of shares equal to three times his annual base salary; (ii) each of the Company’s other NEOs must hold the lesser of 150,000 shares of the Company’s stock or the number of shares equal to such NEO’s annual base salary; and (iii) each of the Company’s directors must hold the lesser of 55,000 shares of the Company’s common stock or the number of shares equal to three times such director’s annual cash retainer.
The following table provides information for the year ended December 31, 2024 regarding all compensation awarded to, earned by, or paid to each person who served as a non-employee director during the year ended December 31, 2024. Other than as set forth in the table and the narrative that follows it, in the year ended December 31, 2024, we did not pay any fees to our non-employee directors, make any equity or non-equity awards to non-employee directors, or pay any other compensation to non-employee directors.
All compensation that we paid to Mr. Sullivan, our only employee director in 2024, is presented in the tables summarizing Named Executive Officer compensation in the section entitled “Executive Compensation.”
2024 Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Restricted Stock Awards ($)(1) (c)	Option Awards ($)(1) (d)	All Other Compensation ($) (g)	Total ($) (h)
Sasha S. Cucuz(2)	$3,315	$14,250	—	—	$17,565
Robert A. Cascella(3)	$130,208	$125,001	—	—	$189,583
Sheryl L. Conley(4)	$80,833	$47,500	—	—	$128,333
Avinash N. Amin, M.D.(5)	—	$14,250	—	—	$14,250
Glenn P. Muir(6)	$85,417	$47,500	—	—	$132,917
Megan R. Rosengarten(7)	$74,167	$47,500	—	—	$121,667

(1)
The amounts reported represent the aggregate grant date fair value of the options to purchase shares of our common stock and restricted stock unit awards that may be settled for shares of our common stock granted to our non-employee directors in 2022, calculated in accordance with the Financial Accounting Standard Board’s ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. See Note 15 (Share Based Compensation) to our financial statements as included in our Annual Report on Form 10-K filed with the SEC on [  ], 2025 for the assumptions used in calculating the grant date fair value of the stock options and stock awards reported in these columns.
(2)	As of December 31, 2024, Mr. Cucuz held 12,500 shares of unvested restricted common stock.
(3)	As of December 31, 2024, Mr. Cascella held 31,250 shares of unvested restricted common stock.
(4)	As of December 31, 2024, Ms. Conley held 25,000 shares of unvested restricted common stock and 6,630 exercisable options to purchase shares of common stock.
(5)	As of December 31, 2024, Dr. Amin held 12,500 shares of unvested restricted common stock.
(6)	As of December 31, 2024, Mr. Muir held 25,000 shares of unvested restricted common stock and 36,802 exercisable options to purchase shares of common stock.
(7)	As of December 31, 2024, Ms. Rosengarten held 25,000 shares of unvested restricted common stock.
TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Transactions with Related Persons
We adopted a written policy that sets forth our procedures for the identification, review, consideration, and approval or ratification of related person transactions (the “Related Person Transactions Policy”). For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and any related person are, were, or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A “related person” is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the Related Person Transactions Policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to the Audit Committee or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration, and approval or ratification. The presentation must include a description of, among other things, the material facts, interests, direct and indirect, of the related persons, benefits to us of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or employees generally. Under the Related Person Transactions Policy, we will collect information that we deem reasonably necessary from each director, executive officer, and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Audit Committee or other independent body of the Board is required to take into account the relevant available facts and circumstances, including:
•	the risks, costs, and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director, or entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or employees generally.
The Related Person Transactions Policy requires that, in determining whether to approve, ratify, or reject a related person transaction, the Audit Committee or other independent body of the Board must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee or other independent body of the Board determines in the good faith exercise of its discretion.

Certain Related Person Transactions
Described below are the transactions to which we were a party and in which: (i) the amounts involved exceeded or will exceed $120,000; and (ii) a director, executive officer, holder of more than 5% of our outstanding common stock, or any member of such person’s immediate family had or will have a direct or indirect material interest, other than the equity and other compensation agreements that are described under the sections entitled “Executive Compensation” and “Director Compensation.” We believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.
•
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and, in certain cases, their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer, as the case may be.

•
Mr. Sullivan’s son, John W. Sullivan (“Jack Sullivan”), is employed by us in a sales function and is compensated and evaluated on a substantially similar basis as our other similarly situated employees, in an amount in excess of $120,000, including a significant variable commission component which can change from year to year and which we therefore cannot estimate. In February 2025, Jack Sullivan was promoted to the title of Vice President, Sales. Jack Sullivan reports to the Company’s Senior Vice President, Chief Revenue Officer. The Audit Committee reviewed and pre-approved this related person transaction under our Related Person Transactions Policy, including the February 2025 promotion.

•
On February 10, 2025, the Company hired Stephen Furlong’s daughter, Abigail Furlong, for an entry-level role as a regional account manager. Ms. Furlong is compensated and evaluated on a substantially similar basis as our other similarly situated employees, in an amount that may exceed $120,000, including a significant variable commission component which can change from year to year and which we therefore cannot estimate. Ms. Furlong reports to one of the Company’s Regional Practice Managers. The Audit Committee reviewed and pre-approved this related person transaction under our Related Person Transactions Policy.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

[ ]

W. Andrew Macan

Executive Vice President, General Counsel, Chief Compliance
Officer, and Corporate Secretary

[   ], 2025
A printed copy of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, Attention: Corporate Secretary.

Appendix A
Amendment to Charter
(See next page)

NEURONETICS, INC.

CERTIFICATE OF AMENDMENT
OF
NINTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Neuronetics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.
That the board of directors of the Corporation (the “Board”) unanimously adopted resolutions in accordance with Sections 141 and 242 of the DGCL declaring advisable the amendment of the Corporation’s Ninth Amended and Restated Certificate of Incorporation, as previously amended (the “Certificate”). The resolutions setting forth the proposed amendment are as follows:

WHEREAS, the Board has determined that it is in the best interests of the Corporation and its stockholders to offer the stockholders the opportunity to amend the Certificate to remove supermajority voting and allow, except where otherwise required by applicable law, an act of the stockholders by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to vote generally at an election of directors, pursuant to a Certificate of Amendment (the “Certificate of Amendment”);
WHEREAS, pursuant to the Corporation’s Certificate of Amendment of Ninth Amended and Restated Certificate of Incorporation dated May 30, 2019, the Corporation amended Section B.3 of Article V to permit the removal of any individual director or directors with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to vote generally at an election of directors;
WHEREAS, Section C of Article V requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, to amend the bylaws;
WHEREAS, the Board has determined that it is in the best interests of the Corporation and its stockholders to offer the stockholders the opportunity to amend Section C of Article V of the Certificate to amend the bylaws by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to vote generally at an election of directors, pursuant to the Certificate of Amendment;
WHEREAS, Section B of Article VIII requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class to alter, amend or repeal Articles V, VI, VII, and VIII; and
WHEREAS, the Board has determined that it is in the best interests of the Corporation and its stockholders to offer the stockholders the opportunity to amend Section B of Article VIII of the Certificate to alter, amend or repeal Articles V, VI, VII, and VIII by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to vote generally at an election of directors, pursuant to the Certificate of Amendment.
NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Amendment shall be, and it hereby is, adopted and approved by the Board in all respects.
2.	That the stockholders of the Corporation approved the aforementioned amendment at a duly called meeting of stockholders held on [ ], 2025.
3.	That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer this [  ] day of [  ], 2025.

By:
Name:	Keith J. Sullivan
Title:	President and Chief Executive Officer

Appendix B
Amendment to Bylaws
(See next page)
B-1

NEURONETICS, INC.
AMENDMENT
TO
FOURTH AMENDED AND RESTATED BYLAWS
OF
NEURONETICS, INC.
Neuronetics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.
That the board of directors of the Corporation (the “Board”) unanimously adopted resolutions in accordance with Sections 141 and 242 of the DGCL declaring advisable the amendment of the Corporation’s Fourth Amended and Restated Bylaws (the “Bylaws”). The resolutions setting forth the proposed amendment are as follows:

WHEREAS, the Board has determined that it is in the best interests of the Corporation and its stockholders to offer the stockholders the opportunity to amend the Bylaws to remove supermajority voting and allow, except where otherwise required by applicable law, an act of the stockholders by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to vote generally at an election of directors, pursuant to an Amendment (the “Amendment”);
WHEREAS, Section 45 of the Bylaws requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to amend the Bylaws; and
WHEREAS, the Board has determined that it is in the best interests of the Corporation and its stockholders to offer the stockholders the opportunity to amend Section 45 of the Bylaws to amend the Bylaws by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock entitled to vote generally at an election of directors, pursuant to an Amendment.
NOW, THEREFORE, BE IT RESOLVED, that the Amendment shall be, and it hereby is, adopted and approved by the Board in all respects.
2.	That the stockholders of the Corporation approved the aforementioned amendment at a duly called meeting of stockholders held on [ ], 2025.
3.	That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by a duly authorized officer this [  ] day of [  ], 2025.

By:
Name:	Keith J. Sullivan
Title:	President and Chief Executive Officer

B-2

NeuroStar®
Advanced Therapy for Mental Health

NEURONETICS, INC.
3222 PHOENIXVILLE PIKE
MALVERN, PA 19355

SCAN TO
VIEW MATERIALS & VOTE

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V66243-P26114

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEURONETICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Avinash N. Amin, M.D.
02) Robert A. Cascella
03) Sheryl L. Conley
04) Sasha S. Cucuz
05) Glenn P. Muir
06) Megan R. Rosengarten
07) Keith J. Sullivan

The Board of Directors recommends you vote FOR Proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐
3. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V66244-P26114

NEURONETICS, INC.
Annual Meeting of Stockholders
[___], 2025
[___], Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen Furlong and W. Andrew Macan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NEURONETICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at [___], Eastern Time on [___], 2025, virtually at www.virtualshareholdermeeting.com/STIM2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side